As filed with the Securities and Exchange Commission on October 4, 1996
					       Registration No. 33-____
==========================================================================
		    SECURITIES AND EXCHANGE COMMISSION
			  Washington, D.C. 20549
			  ----------------------
				 FORM S-8
		       REGISTRATION STATEMENT UNDER
			THE SECURITIES ACT OF 1933
			--------------------------
		      INTERSTATE BAKERIES CORPORATION
	   -----------------------------------------------------
	   (Exact name of Registrant as specified in its charter)

	    Delaware                                 43-1470322
---------------------------------      ------------------------------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization                     Identification No.)

			  12 East Armour Boulevard
			Kansas City, Missouri 64111
			      (816) 561-6600
		--------------------------------------------
		(Address, including zip code, and telephone number, including area code, of Registrant's
		       principal executive offices)

		      INTERSTATE BAKERIES CORPORATION
			 1996 STOCK INCENTIVE PLAN
		      -------------------------------
			  (Full title of the plan)

			   Ray Sandy Sutton, Esq.
		      Interstate Bakeries Corporation
			  12 East Armour Boulevard
			Kansas City, Missouri 64111
		  ---------------------------------------
		  (Name and address of agent for service)

			     (816) 502-4000
	-------------------------------------------------------------
	(Telephone number, including area code, of agent for service)

				Copy to:
			 Jennings J. Newcom, Esq.
		       Shook, Hardy & Bacon L.L.P.
			  One Kansas City Place
			    1200 Main Street
		       Kansas City, Missouri 64105


		     Calculation of Registration Fee


  Title of      Amount to   Proposed maximum  Proposed maximum  Amount of
Securities to      be        offering price      aggregate     Registration
be registered  registered(1)   per unit(2)    offering price      fee(3)
-----------------------------------------------------------------------------
Common Stock    2,833,500        $36.50        $103,422,750       $31,340.23
-----------------------------------------------------------------------------

(1) Does not include shares of common stock reserved for issuance under the 1991 Stock Option Plan which were previously registered on Form
	S-8 (File No. 33-41901), which are being transferred for use under the 1996 Stock Incentive Plan (the "Plan"). The filing fee required by the Securities Act of 1933 (the "Act") and Rule 457 is being paid with respect to the additional securities only.

(2) Estimated pursuant to Rule 457(h)of the Act solely for the purpose of calculating the registration fee and based on the closing sales price of $36.50 on the New York Stock Exchange of the registrant's Common Stock on September 30, 1996.

(3) Reflects the proposed maximum aggregate offering price multiplied by 1/33 of 1%.

	Pursuant to Rule 416(a) under the Act, the amount of securities registered under this Registration Statement shall include an indeterminate number of additional Common Stock that may become issuable pursuant to the anti-dilution provisions of the Plan.

	In addition, pursuant to Rule 416(c) under the Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

	      Total Sequentially         Exhibit Index is on
	      Numbered Pages: 13         Sequentially Numbered
					 Page: 7



			  FORM S-8 REGISTRATION STATEMENT
			  -------------------------------

			  INTERSTATE BAKERIES CORPORATION
			  -------------------------------

				      Part I

Item 1. Plan Information.

	The documents containing the information specified in Part I of Form S-8 which are to be delivered to participants in the registrant's 1996 Stock Incentive Plan (the "Plan") have not been filed with the Commission pursuant to the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

	The registrant agrees to provide the participants in the Plan without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents incorporated by reference in Item 3 of Part II are incorporated by reference into the Section 10(a) prospectus. The registrant will also provide to the participants in the Plan without charge, upon written or oral request, the other documents required to be delivered pursuant to Rule 428 of the Act, including the registrant's annual report to security holders for its latest fiscal year, the registrant's annual report on Form 10-K for its last fiscal year and copies of all reports, proxy statements and other communications distributed to its security holders generally.

				    Part II

Item 3. Incorporation of Documents by Reference.

	The following documents are hereby incorporated herein by reference in the Registration Statement:

	(a)     The registrant's latest annual report;

	(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's latest annual report;

	(c) The description of the registrant's Common Stock contained in the Form 8-A Registration Statement filed under Section 12 of the Exchange Act, including any amendments or reports updating such description.

	All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

	Not applicable.

Item 5. Interests of Named Experts and Counsel.

	Not applicable.

Item 6. Indemnification of Directors and Officers.

	Article Seventh of the Certificate of Incorporation of the registrant provides that the registrant shall, to the fullest extent permitted by
	Section 145 of the Delaware General Corporation Law (the "DGCL"), indemnify all persons whom it may indemnify pursuant thereto and shall advance expenses of litigation to directors and officers in accordance with the procedures and limitations set forth on the registrant's bylaws.

	Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

	Section 145 of the DGCL further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

	Section 145 of the DGCL also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding to which he is to be indemnified under Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses.

	With respect to insurance, Section 145 of the DGCL states that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145 of the DGCL.

	Article VIII of the bylaws of the registrant provides that the registrant shall indemnify all directors, officers, and employees or agents to the fullest extent permitted, and in the manner provided by the DGCL, whenever they are defendants in any legal or administrative proceeding by reason of their relationship with the registrant.
	Article VIII also sets forth the manner by which the registrant shall advance expenses of litigation to directors and officers and the procedure for indemnification thereunder. Article VIII of the bylaws further provides that the registrant shall purchase and maintain insurance on behalf of, among others, any person who is or was or has agreed to become a director, officer, employee or agent of the registrant, against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the registrant would have the power to indemnify him or her against such liability provided that such insurance is available on acceptable terms as determined by a vote of a majority of the entire Board of Directors.

Item 7. Exemption from Registration Claimed.

	Not applicable.

Item 8. Exhibits.

  No.
  ---
  4.1 The registrant's Restated Certificate of Incorporation, filed as an exhibit to the registrant's Registration Statement on Form S-1, filed May 24, 1991 (File No. 33-40830), as amended, is hereby incorporated by reference.

  4.2 Amended Article FOURTH of the registrant's Restated Certificate of Incorporation, filed as an exhibit to the registrant's Annual Report on Form 10-K, filed on August 30, 1995, is hereby incorporated by reference.

  4.3 The registrant's Restated Bylaws, filed as an exhibit to the registrant's Annual Report on Form 10-K, filed August 30, 1991, is hereby incorporated by reference.

  4.4 The Company's 1996 Stock Incentive Plan, filed as an exhibit to the Company's Definitive Proxy Statement for the Annual Meeting of Stockholders held September 24, 1996, is hereby incorporated by reference.

  5.1   Opinion of Shook, Hardy & Bacon L.L.P.

 23.1   Consent of Shook, Hardy & Bacon L.L.P. (contained in exhibit 5.1).

 23.2   Consent of Deloitte & Touche, LLP.

 24.    Powers of Attorney (contained on signature pages hereto).

Item 9. Undertakings.

	The undersigned registrant hereby undertakes as follows:

	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
	section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



				  SIGNATURES

	The Registrant. Pursuant to the requirements of the Securities Act of 1933, Interstate Bakeries Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Kansas City, State of Missouri, on October 4, 1996.

					     INTERSTATE BAKERIES CORPORATION


					     By:  /s/ Charles A. Sullivan
						 ------------------------
						    Charles A. Sullivan
						 Chairman of the Board and
						  Chief Executive Officer


				POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles A. Sullivan and Ray Sandy Sutton and each of them, his true and lawful attorneys-in -fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in -fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                    Title                         Date
       ---------                    -----                         ----

/s/ Charles A. Sullivan     Chairman of the Board           October 4, 1996
--------------------------  Chief Executive Officer and
Charles A. Sullivan         Director
			    (Principal Executive Officer)

/s/ Paul E. Yarick          Vice President & Treasurer      October 4, 1996
--------------------------  (Principal Financial Officer)
Paul E. Yarick

/s/ John F. McKenny         Vice President and Corporate    October 4, 1996
--------------------------  Controller
John F. McKenny             (Principal Accounting Officer)

/s/ G. Kenneth Baum         Director                        October 4, 1996
--------------------------
G. Kenneth Baum

/s/ Leo Benatar             Director                        October 4, 1996
--------------------------
Leo Benatar

/s/ E. Garrett Bewkes, Jr.  Director                        October 4, 1996
--------------------------
E. Garrett Bewkes, Jr.

/s/ Philip Briggs           Director                        October 4, 1996
--------------------------
Philip Briggs

/s/ James R. Elsesser       Director                        October 4, 1996
--------------------------
James R. Elsesser

/s/ Robert B. Calhoun, Jr.  Director                        October 4, 1996
--------------------------
Robert B. Calhoun, Jr.

/s/ Frank E. Horton         Director                        October 4, 1996
--------------------------
Frank E. Horton

/s/ William P. Stiritz      Director                        October 4, 1996
--------------------------
William P. Stiritz




			INTERSTATE BAKERIES CORPORATION

				   FORM S-8

EXHIBIT INDEX
--------------

No.                         Description
---                         -----------

4.1*     The Interstate Bakeries Corporation Restated
	 Certificate of Incorporation was filed as an exhibit to the Registration Statement on Form
	 S-1, filed May 24, 1991 (File No. 33-40830), as
	 amended, and is hereby incorporated by reference.

4.2*     Amended Article FOURTH to the Interstate Bakeries
	 Corporation was filed as an exhibit to the Annual
	 Report on Form 10-K on August 30, 1995, and is hereby incorporated by reference.

4.3*     The Interstate Bakeries Corporation Restated
	 Bylaws were filed as an exhibit to the Annual
	 Report on Form 10-K on August 30, 1991 and are duly incorporated by reference.

4.4*     Interstate Bakeries Corporation 1996 Stock
	 Incentive Plan was filed as an exhibit to the Company's Definitive Proxy Statement for the
	 Annual Meeting of Stockholders held September 24,
	 1996 and is hereby incorporated by reference.

5.1      Opinion of Shook, Hardy & Bacon L.L.P.

23.1 Consent of Shook, Hardy & Bacon L.L.P. (included within exhibit 5.1)

23.2     Consent of Deloitte & Touche, LLP

24 Powers of Attorney (contained on signature pages hereto).


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 * Previously Filed